Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, JAMES A. AJELLO, CHESTER A. RICHARDSON, CURTIS Y. HARADA, DAVID J. REBER and MICHAEL J. O’MALLEY of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with:
     (i) the registration under the Securities Act of an additional 6,000,000 shares of Common Stock of the Company, without par value (the “Additional Shares”), for issuance pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended (the “Amended Plan”) pursuant to a registration statement on Form S-3 (the “New Registration Statement”), and to include in the New Registration Statement, pursuant to Rule 429 promulgated under the Securities Act, a combined prospectus covering the Additional Shares together with the shares of common stock of the Company registered but not yet sold under the Amended Plan pursuant to Registration Statement No. 333-141622 (the “Current Registration Statement”), including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the New Registration Statement to be filed with the Securities and Exchange Commission in respect of the Additional Shares, to any and all amendments and supplements to the New Registration Statement (including, but without limiting the generality of the foregoing, any amendment or amendments changing the number of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with the New Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof; and
     (ii) the current registration under the Securities Act of 3,750,000 shares of common stock of the Company for issuance under the Amended Plan pursuant to the Current Registration Statement, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to any and all post-effective amendments and supplements to the Current Registration

Statement (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the amount of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with the Current Registration Statement or amendments or supplements thereto and/or which operate pursuant to Rule 429 to amend the Current Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and its Senior Financial Vice President, Treasurer and Chief Financial Officer and attested by its Vice President-Administration and Corporate Secretary, and the undersigned officers and directors of the Company have hereunto set their hands, as of the 4th day of May, 2009. This Power of Attorney may be executed in any number of counterparts by the Company and by any one or more of the officers and directors named below and may be transmitted by facsimile or other electronic medium, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Patricia U. Wong	/s/ Constance H. Lau

Patricia U. Wong	Constance H. Lau
Vice President-Administration and Corporate Secretary	President and Chief Executive Officer (Principal Executive Officer)

/s/ James A. Ajello

James A. Ajello
Senior Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Constance H. Lau Constance H. Lau	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Ajello James A. Ajello	Senior Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Curtis Y. Harada Curtis Y. Harada	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffrey N. Watanabe Jeffrey N. Watanabe	Chairman of the Board and Director

/s/ Don E. Carroll Don E. Carroll	Director

/s/ Shirley J. Daniel Shirley J. Daniel	Director

/s/ Thomas B. Fargo Thomas B. Fargo	Director

/s/ Richard W. Gushman II Richard W. Gushman II	Director

/s/ Victor H. Li Victor H. Li	Director

/s/ A. Maurice Myers A. Maurice Myers	Director

/s/ Diane J. Plotts Diane J. Plotts	Director

/s/ James K. Scott James K. Scott	Director

/s/ Kelvin H. Taketa Kelvin H. Taketa	Director

/s/ Barry K. Taniguchi Barry K. Taniguchi	Director

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